Exhibit 99.1

OFS CAPITAL CORPORATION ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS

DECLARES SECOND QUARTER DISTRIBUTION OF $0.17 PER SHARE

Chicago, IL - April 30, 2026 - OFS Capital Corporation (Nasdaq: OFS) (“OFS Capital,” the “Company,” “we,” “us,” or “our”) today announced its financial results for the fiscal quarter ended March 31, 2026.

FIRST QUARTER FINANCIAL HIGHLIGHTS

•
Net investment income decreased from $0.20 per common share for the quarter ended December 31, 2025 to $0.18 per common share for the quarter ended March 31, 2026.
•
Net loss on investments was $1.03 per common share for the quarter ended March 31, 2026. See additional information under “Results of Operations” below.
•
Net asset value per common share decreased from $9.19 as of December 31, 2025 to $8.16 as of March 31, 2026.
•
As of March 31, 2026, based on fair value, 94% of our loan portfolio consisted of floating rate loans and 100% of our loan portfolio consisted of first lien and second lien loans.
•
The investment portfolio’s weighted-average performing income yield decreased from 13.5% during the prior quarter to 12.5% for the quarter ended March 31, 2026, primarily due to a decrease in earned yields on our structured finance securities.
•
During the quarter ended March 31, 2026, we placed a small loan to a portfolio company on non-accrual status, while we exited a loan previously on non-accrual status. See additional information under “Portfolio and Investment Activities” below.

OTHER RECENT EVENTS

•
On April 28, 2026, our Board of Directors declared a distribution of $0.17 per common share for the second quarter of 2026, payable on July 6, 2026 to stockholders of record as of June 19, 2026.

SELECTED FINANCIAL HIGHLIGHTS	Three Months Ended
(Per common share)	March 31, 2026	December 31, 2025
Net Investment Income
Net investment income	$0.18	$0.20

Net Realized/Unrealized Gain (Loss)
Net realized loss on investments, net of taxes	$(0.84)	$(0.05)
Net unrealized depreciation on investments, net of taxes	(0.19)	(0.96)
Loss on extinguishment of debt(1)	(0.01)	—
Net loss	$(1.04)	$(1.01)

Net Earnings (Loss)
Net Earnings (loss)	$(0.86)	$(0.81)

Net Asset Value
Net asset value	$8.16	$9.19
Distributions paid	0.17	0.17

(1) For the quarter ended December 31, 2025, loss on extinguishment of debt rounds to less than $(0.01) per common share.

	As of
(in millions)	March 31, 2026	December 31, 2025
Balance Sheet Highlights
Total investments, at fair value	$308.1	$342.0
Total outstanding debt - principal	202.5	220.5
Total net assets	109.3	123.2

PORTFOLIO AND INVESTMENT ACTIVITIES

($ in millions)

	Three Months Ended
Portfolio Yields(2)	March 31, 2026	December 31, 2025
Average performing interest-bearing investments, at cost	$240.8	$260.4
Weighted-average performing income yield - interest-bearing investments(3)	12.5%	13.5%
Weighted-average realized yield - interest-bearing investments(4)	10.9%	11.6%

(2) The weighted-average yield of our investments is not the same as a return on investment for our stockholders, but rather relates to our investment portfolio and is calculated before the payment of all of our fees and expenses.

(3) Performing income yield is calculated as (a) the actual amount earned on performing interest-bearing investments, including interest, prepayment fees and amortization of net loan fees, divided by (b) the weighted-average of total performing interest-bearing investments at amortized cost.

(4) Realized yield is calculated as (a) the actual amount earned on interest-bearing investments, including interest, prepayment fees and amortization of net loan fees, divided by (b) the weighted-average of total interest-bearing investments at amortized cost, in each case, including debt investments on non-accrual status and non-performing structured finance securities.

	Three Months Ended
Portfolio Purchase Activity	March 31, 2026	December 31, 2025
Debt and equity investments	$2.1	$8.0
Structured finance securities	—	1.5
Total investment purchases and originations	$2.1	$9.5

As of March 31, 2026, based on fair value, our investment portfolio was comprised of the following:

•
Total investments of $308.1 million, which was equal to approximately 104% of amortized cost;
•
Debt investments of $156.6 million, of which approximately 98% and 2% were first lien and second lien loans, respectively;
•
Equity investments of $102.9 million; and
•
Structured finance securities of $48.6 million.

During the quarter ended March 31, 2026, a loan to a portfolio company with an amortized cost and fair value of $1.5 million and $1.0 million, respectively, representing 0.3% of the total portfolio, at fair value, was placed on non-accrual status. Additionally, we received net proceeds of $2.3 million for the partial recovery of a second lien debt investment, with an amortized cost and fair value of $6.6 million and $2.4 million, respectively, that was previously on non-accrual status, resulting in a realized loss of $4.3 million. As of March 31, 2026, our loan portfolio had non-accrual loans with an aggregate fair value of $10.9 million, or 3.5% of our total investments at fair value.

OUTSTANDING DEBT

On February 9, 2026, we redeemed the remaining $16.0 million in aggregate principal amount of our 4.75% notes due February 10, 2026.

On February 18, 2026, our indirect, wholly owned subsidiary, OFSCC-FS, LLC (“OFSCC-FS”), entered into a revolving credit and security agreement with Natixis, New York Branch, which provides for borrowings in an aggregate principal amount up to $80.0 million. See additional information under “Liquidity and Capital Resources” below.

On February 18, 2026, in connection with the closing of the Natixis credit facility, OFSCC-FS repaid in full all outstanding obligations due, and terminated all commitments, under its credit facility with BNP Paribas. All liens securing the BNP credit facility were released upon such repayment.

As of March 31, 2026, approximately 96% of our outstanding debt matures in more than two years and 74% of our outstanding debt is unsecured. As of March 31, 2026, our regulatory asset coverage ratio was 154%, which exceeded the minimum asset coverage requirement of 150% under the Investment Company Act of 1940, as amended.

During the three months ended March 31, 2026 and December 31, 2025, the average dollar borrowings and weighted-average effective interest rate for our debt were as follows ($ in millions):

Three Months Ended	Average Dollar Borrowings	Weighted-Average Effective Interest Rate
March 31, 2026	$215.0	7.34%
December 31, 2025	239.5	7.07

RESULTS OF OPERATIONS	Three Months Ended
(in thousands)	March 31, 2026	December 31, 2025
Total investment income	$8,904	$9,369
Expenses:
Interest expense	3,889	4,267
Base management and incentive fees, net of base management fee waiver	1,623	1,331
Professional, administration and other expenses	928	1,075
Total expenses, net	6,440	6,673
Net investment income	2,464	2,696
Net loss on investments	(13,922)	(13,532)
Loss on extinguishment of debt	(130)	(12)
Net decrease in net assets resulting from operations	$(11,588)	$(10,848)

Investment Income

For the quarter ended March 31, 2026, total investment income decreased to $8.9 million from $9.4 million in the prior quarter, primarily due to a decrease in interest income of $1.3 million, partially offset by an increase in non-recurring dividend income of $0.9 million.

Expenses

For the quarter ended March 31, 2026, total expenses, net of the base management fee waiver, decreased by $0.2 million to $6.4 million compared to the prior quarter, primarily due to a decrease in interest expense of $0.4 million, partially offset by an increase in base management and incentive fees of $0.3 million.

Net Gain (Loss) on Investments

For the quarter ended March 31, 2026, we recognized a net realized and unrealized loss on investments of $13.9 million. The net loss on investments of $13.9 million was primarily attributable to $9.4 million of net unrealized depreciation on our structured finance securities still held as of period end, related to spread tightening and price declines in the underlying loan collateral.

The total net loss on investments of $13.9 million includes a net realized loss of $11.3 million. The net realized loss of $11.3 million was primarily related to the recognition of a realized loss of $9.0 million from the partial recovery of our second lien debt and write-off of our equity participation rights investments in Envocore Holding, LLC. The loss had been substantially recognized in prior periods, with a current quarter net asset value impact of $0.1 million.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2026, we had $3.3 million in cash and cash equivalents, which includes $2.6 million held by OFSCC-FS. Our use of cash held by OFSCC-FS is restricted by contractual conditions of our credit facility with Natixis, including limitations on the amount of cash OFSCC-FS can distribute to us.

As of March 31, 2026, we had an unused commitment of $6.3 million under our senior secured revolving credit facility with Banc of California and an unused commitment of $35.3 million under our credit facility with Natixis, each of which is subject to the terms of the borrowing base and other covenants.

On January 9, 2026, we amended the Banc of California credit facility to extend the maturity date from February 28, 2026 to February 28, 2028.

On March 27, 2026, we amended the Banc of California credit facility to, among other things: (i) reduce the minimum tangible net asset value covenant from $100.0 million to $75.0 million; (ii) reduce the covenant requiring minimum quarterly net investment income after management/incentive fees from $2.0 million to $1.0 million for each of the quarters ending March 31, 2026, June 30, 2026 and September 30, 2026, after which the minimum quarterly net investment income after management/incentive fees covenant shall return to $2.0 million; and (iii) decrease our maximum commitment amount from $25.0 million to $15.0 million.

Borrowings under the Natixis facility bear interest at a rate based on SOFR plus a margin of 2.35%. The Natixis facility also includes a fee of 0.40% on the unused amount of the facility, as well as an arranger fee of 0.20% on the total commitment amount of the facility. The reinvestment period during which we are permitted to borrow terminates on February 18, 2029, and the facility is scheduled to mature on February 18, 2031.

As of March 31, 2026, we had outstanding commitments to fund various undrawn revolvers and other credit facilities of portfolio companies totaling $7.8 million.

CONFERENCE CALL

OFS Capital will host a conference call to discuss these results on Friday, May 1, 2026, at 10:00 AM Eastern Time. Interested parties may participate in the call via the following:

INTERNET: Go to www.ofscapital.com at least 15 minutes prior to the start time of the call to register, download, and install any necessary audio software. A replay will be available for 90 days on OFS Capital’s website at www.ofscapital.com.

TELEPHONE: Dial (833) 816-1364 (Domestic) or (412) 317-5699 (International) approximately 15 minutes prior to the call. A telephone replay of the conference call will be available through May 11, 2026 and may be accessed by calling (855) 669-9658 (Domestic) or (412) 317-0088 (International) and utilizing conference ID #8430715.

For more detailed discussion of the financial and other information included in this press release, please refer to OFS Capital’s Form 10-Q for the quarter ended March 31, 2026.

OFS Capital Corporation and Subsidiaries

Consolidated Statements of Assets and Liabilities (Unaudited)

(Dollar amounts in thousands, except per share data)

	March 31,	December 31,
	2026	2025
Assets
Total investments, at fair value (amortized cost of $296,782 and $328,400, respectively)	$308,120	$342,015
Cash and cash equivalents	3,258	3,359
Interest and dividends receivable	1,718	719
Receivable for investments sold	501	—
Prepaid expenses and other assets	2,084	613
Total assets	$315,681	$346,706

Liabilities
Revolving lines of credit	$53,450	$55,450
Unsecured Notes (net of deferred debt issuance costs of $2,554 and $2,812, respectively)	146,446	162,188
Interest payable	2,020	2,269
Payable to adviser and affiliates	2,224	2,264
Payable for investments purchased	496	—
Other liabilities	1,723	1,347
Total liabilities	$206,359	$223,518

Net assets
Preferred stock, par value of $0.01 per share, 2,000,000 shares authorized, -0- shares issued and outstanding as of March, 31, 2026 and December 31, 2025, respectively	$—	$—
Common stock, par value of $0.01 per share, 100,000,000 shares authorized, 13,398,078 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	134	134
Paid-in capital in excess of par	174,195	174,195
Total accumulated losses	(65,007)	(51,141)
Total net assets	$109,322	$123,188

Total liabilities and net assets	$315,681	$346,706

Number of common shares outstanding	13,398,078	13,398,078
Net asset value per share	$8.16	$9.19

OFS Capital Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025
Investment income
Interest income	$7,586	$8,863
Dividend income	1,297	443
Fee income	21	63
Total investment income	8,904	9,369
Expenses
Interest expense	3,889	4,267
Base management fee	1,435	1,331
Income Incentive Fee	408	—
Professional fees	363	396
Administration fee	326	394
Other expenses	239	285
Total expenses before base management fee waiver	6,660	6,673
Base management fee waiver	(220)	—
Total expenses, net of base management fee waiver	6,440	6,673
Net investment income	2,464	2,696
Net realized and unrealized gain (loss) on investments
Net realized loss, net of taxes	(11,301)	(734)
Net unrealized depreciation, net of taxes	(2,621)	(12,798)
Net loss on investments	(13,922)	(13,532)
Loss on extinguishment of debt	(130)	(12)
Net decrease in net assets resulting from operations	$(11,588)	$(10,848)

Net investment income per common share – basic and diluted	$0.18	$0.20
Net decrease in net assets resulting from operations per common share – basic and diluted	$(0.86)	$(0.81)
Distributions declared per common share	$0.17	$0.17
Basic and diluted weighted-average common shares outstanding	13,398,078	13,398,078

ABOUT OFS CAPITAL

The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company. The Company’s investment objective is to provide stockholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments. The Company invests primarily in privately held middle-market companies in the United States, including lower-middle-market companies, targeting investments of $3 million to $20 million in companies with annual EBITDA between $5 million and $50 million. The Company offers flexible solutions through a variety of asset classes including senior secured loans, which includes first-lien, second-lien and unitranche loans, as well as subordinated loans and, to a lesser extent, warrants and other equity securities. The Company’s investment activities are managed by OFS Capital Management, LLC, an investment adviser registered under the Investment Advisers Act of 1940(5), as amended, and headquartered in Chicago, Illinois, with additional offices in New York and Los Angeles.

FORWARD-LOOKING STATEMENTS

Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: OFS Capital’s results of operations, including net investment income, net asset value and net investment gains and losses and the factors that may affect such results; and other factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in OFS Capital’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by OFS Capital from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. OFS Capital is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:

Steve Altebrando

847-734-2084

investorrelations@ofscapital.com

(5) Registration does not imply a certain level of skill or training

OFS® and OFS Capital® are registered trademarks of Orchard First Source Asset Management, LLC.

OFS Capital Management™ is a trademark of Orchard First Source Asset Management, LLC.